SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: February 12, 2009
Date of earliest event reported: February 6, 2009
MARTHA STEWART LIVING OMNIMEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15395 (Commission File Number)	52-2187059 (IRS Employer Identification Number)

11 West 42nd Street New York, NY (Address of principal executive offices)	10036 (Zip Code)
(212) 827-8000
Registrant’s telephone number, including area code
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
ITEM 9.01 Financial Statements and Exhibits.
SIGNATURES
INDEX OF EXHIBITS
EX-10.1: FORM OF PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) On February 6, 2008, the Compensation Committee of the Board of Directors of Martha Stewart Living Omnimedia, Inc. (the “Company”) determined that, other than the guaranteed minimum bonus payable to Ms. Stewart pursuant to her contract, no named executive officer of the Company would receive a cash bonus of more than 15% of such employee’s target cash bonus award (equal in amount to the amount advanced in December 2008).
The Compensation Committee also approved a new long-term compensation arrangement consisting of performance-based restricted stock units (PRSUs). The PRSUs will represent the right to shares of the Company’s Class A Common Stock if the Company’s cumulative adjusted earnings before interest, taxes, depreciation, and amortization (“adjusted EBITDA”) during a period fixed by the Compensation Committee meets or exceeds a minimum level, with the number of shares vesting increasing as adjusted EBITDA increases. No PRSUs would vest if cumulative adjusted EBITDA is less than the minimum level during the performance period. Named executive officers and certain other employees are expected to participate in this compensation arrangement.
A form of the PRSU agreement is attached to this current report as an exhibit.
ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibit	Description

	10.1	Form of Performance-Based Restricted Stock Unit Agreement pursuant to the Martha Stewart Living Omnimedia, Inc. Omnibus Stock and Option Compensation Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTHA STEWART LIVING OMNIMEDIA, INC. (Registrant)
Date: February 12, 2009	By:	/s/ William C. Stern
William C. Stern
General Counsel

INDEX OF EXHIBITS

(d)	Exhibit	Description
	10.1	Form of Performance-Based Restricted Stock Unit Agreement pursuant to the Martha Stewart Living Omnimedia, Inc. Omnibus Stock and Option Compensation Plan